                             ALLIANCE IMAGING, INC.
                    1065 North PacifiCenter Drive, Suite 200
                            Anaheim, California 92806

                                                     As of December 31, 1997


Vincent S. Pino
31441 Island Drive
Evergreen, Colorado  80439

         Re:      EMPLOYMENT AGREEMENT

Dear Vince:

         This letter confirms our agreement to amend the Employment Agreement dated as of July 23, 1997 (the "AGREEMENT"), between you and Alliance Imaging, Inc., a Delaware corporation (the "COMPANY") in the following respects: Section 6(b) of the Agreement is amended to decrease the "$165,000" amount referred to therein to "$150,000," to increase the "$335,000" amount referred to therein to "$426,900" and to change the "January 2, 1998" date referred to therein to "March 20, 1998."

         Notwithstanding anything to the contrary contained herein, the Company's obligations hereunder shall be conditioned upon the Company obtaining the requisite consents under the Credit Agreement dated as of December 18, 1997 among the Company, Bankers Trust Company, as Agent, and the various lending institutions party thereto.

         Except as expressly provided herein, the Agreement shall remain in full force and effect, enforceable in accordance with its terms.

         If this letter correctly sets forth our agreement, please so indicate by executing in the space provided below.


                                       Alliance Imaging, Inc.


                                       By:    /s/ Richard N. Zehner
                                         --------------------------------------
                                       Name:    Richard N. Zehner
                                       Title:   Chief Executive Officer


Agreed as of the date first above written:


/s/ Vincent S. Pino
--------------------------------------
Vincent S. Pino